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                                                                   Exhibit 23(b)



                    Consent of KPMG LLP, Independent Auditors

The Board of Directors
EDO Corporation:

We consent to incorporation by reference in Registration Statement Nos. 002-69243-99, 033-1526, 033-28020 and 333-77865 on Form S-8 of EDO Corporation
of our reports dated February 15, 2000, relating to the consolidated statements of earnings, shareholders' equity and cash flows and the related financial statement schedule of EDO Corporation and subsidiaries for the year ended December 31, 1999, which reports appear in or are incorporated by reference into the December 31, 2001 annual report on Form 10-K of EDO Corporation.

Melville, New York                                                  /s/ KPMG LLP
March 15, 2002